UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2006

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Altair Nanotechnologies Inc. and an operating subsidiary (collectively, the "Company") entered into employment agreements with Alan Gotcher, Chief Executive Officer of the Company, and Edward Dickinson, Chief Financial Officer of the Company.

Under the employment agreement with Mr. Gotcher, Mr. Gotcher is entitled to a minimum base salary equal to his base salary as of December 31, 2005, a bonus equal to up to 80% of his base salary and standard health and other benefits. At any time Mr. Gotcher is not a member of the board of directors of the Company, he is entitled to board observation rights. If Mr. Gotcher’s employment is terminated by the Company prior to February 17, 2009 without cause or by Mr. Gotcher with good reason, other than in connection with a change of control, Mr. Gotcher is entitled to a severance benefit equal to his base salary, maximum annual bonus (80% of base salary), and health benefits for one year. If Mr. Gotcher’s employment is terminated by the Company prior to February 17, 2009 without cause or by Mr. Gotcher with good reason, and in either case 90 days before or within one year after a change of control, Mr. Gotcher is entitled to a severance benefit equal to his base salary and health benefits for two years (but no bonus amount). Mr. Gotcher is not entitled to any severance if his employment is terminated after February 17, 2009, at any time by the Company with cause or by Mr. Gotcher without good reason. The employment agreement also includes terms related to the assignment of inventions to the Company, protection of confidential information, and a 12-month non-competition and non-solicitation covenants.

Under the employment agreement with Mr. Dickinson, Mr. Dickinson is entitled to a minimum base salary equal to his base salary as of December 31, 2005, a bonus equal to up to 60% of his base salary and standard health and other benefits. If Mr. Dickinson’s employment is terminated by the Company prior to February 17, 2008 without cause or by Mr. Dickinson with good reason, other than in connection with a change of control, Mr. Dickinson is entitled to a severance benefit equal to his base salary and health benefits for one year. If Mr. Dickinson’s employment is terminated by the Company prior to February 17, 2008 without cause or by Mr. Dickinson with good reason, and in either case 90 days before or within one year after a change of control, Mr. Dickinson is entitled to a severance benefit equal to his base salary and health benefits for 18 months. Mr. Dickinson is not entitled to any severance if his employment is terminated after February 17, 2008 or at any time by the Company with cause or by Mr. Dickinson without good reason. The employment agreement also includes terms related to the assignment of inventions to the Company, protection of confidential information, and a 24-month non-competition and non-solicitation covenants.

The descriptions of the employment agreements set forth above, by their nature, summary descriptions and omit certain detailed terms set forth in the underlying documents. The summaries set forth above are qualified by the terms and conditions of the documents attached as Exhibits 10.1 and 10.2 to this Current Report.

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Item 1.02 Termination of Material Definitive Agreement.

The employment agreements supersede and replace existing employment agreements with Mr. Gotcher and Mr. Dickinson. The material terms of such agreements are summarized beginning on page 12 in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on April 14, 2005, which summary is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1   Employment Agreement with Alan Gotcher.

10.2.   Employment Agreement with Edward Dickinson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Date: February 17, 2006	By:	/s/ Edward Dickinson
Edward Dickinson
Chief Financial Officer

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